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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 15, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of the Alpine U.S. Real Estate Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Additional Information", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio
January 26, 2001
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of the Alpine Realty Income & Growth Fund and the Alpine International Real Estate Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Additional Information", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio
January 26, 2001